Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of
     Central Bancorp, Inc.:
As independent registered public accountants, we hereby consent to the incorporation of our report dated May 22, 2007 relating to the consolidated financial statements of Central Bancorp, Inc. and subsidiary for the year ended March 31, 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-87005, 333-49264, and 333-136234).
VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
June 21, 2007